Exhibit 32

CERTIFICATION OF CHIEF EXECUTIVE OFFICER

AND CHIEF FINANCIAL OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Each of the undersigned hereby certifies, in his capacity as an officer of Watson Wyatt Worldwide, Inc. (the “company”), for purposes of 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of his knowledge:

•                  The Quarterly Report of the company on Form 10-Q for the period ended December 31, 2008, fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934; and

•                  The information contained in such report fairly presents, in all material respects, the financial condition and results of operations of the company.

Date: February 6, 2009

/s/ John J. Haley
John J. Haley

President and Chief Executive Officer

/s/ Roger F. Millay
Roger F. Millay

Vice President and Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to Watson Wyatt Worldwide, Inc. and will be retained by Watson Wyatt Worldwide, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.